                           STOCK PURCHASE AGREEMENT
                           ------------------------



     This is a Stock Purchase Agreement (this "Agreement"), dated as of September 2, 1998, among (i) AEI Resources, Inc., a Delaware corporation ("Buyer"); (ii) AEI Holding Company, Inc., a Delaware corporation ("Holdco");
(iii) Mitsui Matsushima Co., Ltd., a Japanese corporation ("Mitsui");(iv) Mitsui Matsushima America, Inc., a Colorado corporation ("Seller"), which is a wholly-owned subsidiary of Mitsui; and (v) Bowie Resources, Limited, a Colorado corporation (the "Company").

                                    RECITALS
                                    --------

     A.   The Company owns and operates a coal mine in Paonia, Colorado.

     B. Seller holds in the aggregate twenty-two and one-half percent (22.5%) of the issued and outstanding shares of the capital stock of the Company (the "Shares").

     C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Shares, pursuant to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties to this Agreement, the parties agree as follows:

                                   ARTICLE 1
                    Definitions and Rules of Interpretation
                    ---------------------------------------

     1.1  Definitions.  As used in this Agreement, the following terms shall
          -----------
have the following meanings:

          (a) "Acquisition Documents" shall mean this Agreement, the New Marketing Agreement, and all other agreements, certificates, opinions, instruments or documents contemplated by, required by or referred to in, this Agreement related to the consummation of the transactions contemplated by this Agreement;

          (b) "Affiliate" shall mean (i) a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is controlled by a Person that controls, a party to this Agreement; and (ii) any trust or estate in which a party to this Agreement has a beneficial interest or as to which a party to this Agreement serves as a trustee or in another fiduciary capacity;

          (c) "Closing" shall mean the delivery of the certificate representing the Shares from Seller to Buyer's representative in Tokyo, as described in Section 9.1 and the dispatch by Buyer to Seller of a fax attaching written evidence showing that Buyer has completed the wire transfer of the Purchase Price in accordance with Section 2.2;

          (d)   "Closing Date" shall have the meaning given in Section 7.5;

          (e) "Marketing Agreement" shall mean the Marketing Agreement, dated as of January 30, 1997, between the Company and Mitsui;

          (f) "New Marketing Agreement" shall mean the Marketing Agreement, dated as of September 4, 1998, between the Company and Mitsui;

          (g) "Person" shall mean any individual, firm, trust, corporation or business organization;

          (h) "Purchase Price" shall have the meaning given in Section 2.2;

          (i) "Shareholders Agreement" shall mean the Shareholders Agreement, dated January 30, 1997, among Larry Addington, Harold E. Sergent, the Company and Seller;

          (j) "Shares" shall mean twenty-two and one-half percent (22.5%) of the issued and outstanding shares of the capital stock of the Company held by Seller; and

          (k) "Tax" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code
Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     1.2  Additional Terms.  Other capitalized terms used in this Agreement but
          ----------------
not defined in Section 1.1 shall have the meanings ascribed to them wherever such terms first appear in this Agreement, or, if no meanings are so ascribed, the meanings customarily associated with such terms in the coal mining industry.

     1.3  Rules of Interpretation.
          -----------------------

          (a) The singular includes the plural and the plural includes the singular.

          (b)  The word "or" is not exclusive.

          (c) A reference to a Person includes its permitted successors and permitted assigns.

          (d) Accounting terms have the meanings assigned to them by U.S. GAAP, as applied by the accounting entity to which they refer.

          (e) The words "include," "includes" and "including" are not limiting.

          (f) A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document.

          (g) References to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time.

          (h) The words "hereof," "herein" and "hereunder" and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

          (i) References to "days" shall mean calendar days, unless the term "Business Days" shall be used. "Business Days" shall mean all days other than any Saturday, Sunday or legal holiday in Ashland, Kentucky, Denver, Colorado, or Tokyo, Japan. References to a time of day shall mean such time in New York City, New York, unless otherwise specified.

          (j) The Acquisition Documents are the result of negotiations among, and have been reviewed by, the Company, Buyer and Seller. Accordingly, the Acquisition Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against any party.

                                   ARTICLE 2
                                 Purchase and Sale
                                 -----------------

     2.1  Purchase of the Shares.  Subject to the terms and conditions of this
          ----------------------
Agreement, Seller hereby agrees to sell, transfer and deliver to Buyer, and Buyer hereby agrees to purchase, the Shares; provided that Seller does not make any representation or warranty with respect to the Shares, except as set forth in this Agreement.

     2.2  Purchase Price.  The total purchase price (the "Purchase Price") for
          --------------
the Shares shall be Eleven Million Five Hundred Thousand United States Dollars (US$11,500,000.00) and, on or prior to 3:00 p.m., New York time, on the Closing Date, shall be paid by wire transfer of immediately available funds to Seller's account at Norwest Bank Colorado, Denver Main Branch, pursuant to the following wire transfer instructions, provided that Seller has delivered the certificate representing the Shares pursuant to
Section 7.3:

          Norwest Bank Colorado
          Denver Main Branch
          1740 Broadway
          Denver, Colorado  80274
          Account Name:  Mitsui Matsushima America, Inc.
          Account No.:  1018177631
          Routing No.:  102000076

Immediately after Buyer has completed such wire transfer, Buyer shall send to Seller (or its agent or counsel) a fax attaching written evidence showing that Buyer has completed the wire transfer of the Purchase Price in accordance with this Section 2.2.

                                   ARTICLE 3
                    Representations and Warranties of Seller
                    ----------------------------------------

     Seller represents and warrants to Buyer as of the Closing Date as follows:

     3.1  Organization, Standing and Powers.  Seller is a corporation duly
          ---------------------------------
organized, validly existing and in good standing under the laws of the State of Colorado.

     3.2  Compliance with Laws.  All consents, approvals, authorizations and all
          --------------------
other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Seller and which are necessary for the execution and delivery by Seller of this Agreement, the other Acquisition Documents (other than the New Marketing Agreement) and any other documents to be executed and delivered by Seller in connection herewith and in order to permit the consummation of the transactions contemplated by this Agreement, have been obtained and satisfied or shall be obtained and satisfied by Closing.

     3.3  Title to Stock.  Seller owns in the aggregate twenty-two and one-half
          --------------
percent (22.5%) of the outstanding shares of the Company. The number of outstanding shares owned by Seller is two hundred and twenty five (225) shares. Seller has, and at the Closing will have, good and marketable (legal and beneficial) title to the Shares, free and clear of all liens, pledges, proxies, voting trusts, encumbrances, security interests, claims, charges, and restrictions whatsoever, except those restrictions contained in the Shareholders Agreement, and there are no outstanding purchase agreements, options, warrants, or other rights of any kind whatsoever, except for the rights and restrictions contained in the Shareholders Agreement, entitling any Person to purchase or acquire an interest in any of such Shares or restricting their transfer in accordance with this Agreement.

     3.4  Authorization.
          -------------

          (a) Seller has full right, power, authority and capacity to execute and deliver this Agreement and the other Acquisition Documents (other than the New Marketing Agreement), and to perform its obligations under this Agreement and the other Acquisition Documents (other than the New Marketing Agreement). This Agreement and the other Acquisition Documents (other than the New Marketing Agreement) constitute valid and legally binding obligations of Seller, enforceable in accordance with their terms.

          (b) The execution and delivery of this Agreement and the other Acquisition Documents (other than the New Marketing Agreement), the consummation of the transactions contemplated hereby and thereby, and the fulfillment of its obligations and undertakings hereunder and thereunder by Seller shall not violate any provision of (i) any applicable law, ordinance, rule or regulation of any governmental body, (ii) the Articles of Incorporation (as amended) or Bylaws (as amended) of Seller, or (iii) any agreement or undertaking to which Seller is a party or by which Seller may be bound, or of any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority applicable to Seller.

          (c) The execution and delivery of, and the performance and consummation of the transactions contemplated by, this Agreement and the other Acquisition Documents (other than the New Marketing Agreement) have been duly authorized by all requisite corporate action of Seller.

     3.5  Completeness of Statements.  No statement, schedule, attachment,
          --------------------------
certificate, representation or warranty of Seller contained in this Agreement or furnished by or on behalf of Seller to Buyer or its agents pursuant thereto or in connection with the transactions contemplated thereby contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make a statement contained therein not misleading.

                                   ARTICLE 4
                    Representations and Warranties of Buyer
                    ---------------------------------------

     Buyer represents and warrants to Seller, as of the Closing Date, as follows:

     4.1  Organization.  Buyer  is a corporation duly organized, validly
          ------------
existing, and in good standing under the laws of the State of Delaware.

     4.2  Authority.
          ---------

          (a) Buyer has full right, power, authority and capacity to execute and deliver this Agreement and the other Acquisition Documents, and to perform its obligations under this Agreement and the other Acquisition Documents. This Agreement and the other Acquisition Documents constitute valid and legally binding obligations of Buyer, enforceable in accordance with their terms.

          (b) The execution and delivery of this Agreement and the other Acquisition Documents, the consummation of the transactions contemplated hereby and thereby and the fulfillment of its obligations and undertakings hereunder and thereunder by Buyer will not violate any provision of any applicable law, ordinance, rule or regulation of any governmental body, the articles of incorporation or bylaws of Buyer, or any agreement or undertaking to which Buyer is a party or by which it may be bound, or any judgment, decree, writ, injunction, order or award of any arbitration panel, court or governmental authority applicable to Buyer. The execution and delivery of this Agreement and the other Acquisition Documents, and the performance and consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action of Buyer.

     4.3  Compliance with Laws.  All consents, approvals, authorizations and all
          --------------------
other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by Buyer and which are necessary for the execution and delivery by Buyer of this Agreement, the other Acquisition Documents and any other documents to be executed and delivered by Buyer in connection herewith and in order to permit the consummation of the transactions contemplated by this Agreement, have been obtained and satisfied or shall be obtained and satisfied by Closing.

                                   ARTICLE 5
                              Covenants of Seller
                              -------------------

     Seller covenants and agrees with Buyer that from the date hereof through the Closing Date:

     5.1  Consents. Seller shall use its best efforts to procure, upon
          --------
reasonable terms and conditions, all consents and approvals, shall complete all filings, registrations and certificates, and shall satisfy all other requirements prescribed by law, including obtaining any approval necessary under antitrust laws, which are necessary to consummate the transactions contemplated in this Agreement and the other Acquisition Documents.

     5.2  Cooperation.  Seller shall cooperate fully, completely and promptly
          -----------
with Buyer in connection with satisfying all conditions to, and effecting the transactions contemplated by, this Agreement and the other Acquisition Documents.

     5.3  Discussions with Other Buyers.  Neither Seller nor any of Seller's
          -----------------------------
directors, officers, agents or employees shall, solicit, authorize the solicitation of, or enter into any discussions with any third party to: (a) purchase any of the capital stock of the Company, any option or warrant to purchase any capital stock of the Company, any securities convertible into capital stock of the Company, or any other equity security of the Company; (b) make a tender or exchange offer for any capital stock of the Company, or any other equity security of the Company; (c) purchase, lease or otherwise acquire all or a substantial portion of the assets of the Company; or (d) merge, consolidate or otherwise combine with the Company.

     5.4  Representations and Warranties.  Seller shall not cause or permit any
          ------------------------------
of its representations and warranties made in this Agreement, including, without limitation, its representations and warranties contained in Article 3 of this Agreement, to be untrue or incomplete on the Closing Date.


                                   ARTICLE 6
                               Covenants of Buyer
                               ------------------

     Buyer covenants and agrees with Seller that from the date hereof through the Closing Date:

     6.1  Consents. Buyer shall use its best efforts to procure, upon reasonable
          --------
terms and conditions, all consents and approvals, shall complete all filings, registrations and certificates, and shall satisfy all other requirements prescribed by law, including obtaining any approval necessary under antitrust laws, which are necessary to consummate the transactions contemplated in this Agreement and the other Acquisition Documents.

     6.2  Cooperation.  Buyer shall cooperate fully, completely and promptly
          -----------
with Seller in connection with satisfying all conditions to, and effecting the transactions contemplated by, this Agreement and the other Acquisition Documents.

     6.3  Representations and Warranties.  Buyer will not cause or permit any of
          ------------------------------
its representations and warranties made in this Agreement, including, without limitations, its representations and warranties contained in Article 4 of this Agreement, to be untrue or incomplete on the Closing Date.

                                   ARTICLE 7
                       Conditions to Obligations of Buyer
                       ----------------------------------

     The obligations of Buyer to consummate the transactions contemplated to be completed by the Closing Date under this Agreement shall be subject to the satisfaction of each of the following conditions at or before the Closing Date:

     7.1  Representations, Warranties and Covenants.  The representations and
          -----------------------------------------
warranties of Seller contained herein shall be true on the Closing Date, with the same effect as though made at such time, except to the extent of changes permitted by the terms of this Agreement. Seller shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by them prior to the Closing Date. In addition, Seller shall have delivered to Buyer a certificate dated the Closing Date and signed by its President and Secretary to the effect that, except as disclosed in the certificate, they do not know, and have no reasonable grounds to know, of any failure or breach of any representation, warranty or covenant made by Seller.

     7.2    Statutory Requirements.  All statutory requirements for the valid
            ----------------------
consummation by Buyer of the transactions contemplated in this Agreement shall have been fulfilled, and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit the consummation by Buyer of the transactions contemplated by this Agreement, and to permit the business presently carried on by the Company to continue unimpaired in all material respects immediately following the Closing Date, shall have been obtained.

     7.3  Deliveries.  On or before the Closing Date (but no later than 5:00
          ----------
p.m. Tokyo time on the Closing Date), Buyer shall have received confirmation from its representative that Seller has delivered to Buyer's representative the certificate representing the Shares in accordance with Section 9.1.

     7.4  Other Acquisition Documents.  Seller shall have executed and delivered
          ---------------------------
all other Acquisition Documents.

     7.5  Closing.  The Closing shall occur on or before September 4, 1998 (the
          -------
"Closing Date"), as such date may be mutually extended in writing by Buyer and Seller.

                                   ARTICLE 8
                      Conditions to Obligations of Seller
                      -----------------------------------

     The obligations of Seller to consummate the transactions contemplated to be completed by the Closing Date under this Agreement shall be subject to the satisfaction of each of the following conditions at or before the Closing Date:

     8.1  Representations, Warranties and Covenants.  The representations and
          -----------------------------------------
warranties of Buyer contained herein shall be true on the Closing Date, with the same effect as though made at such time, except to the extent of changes permitted by the terms of this Agreement. Buyer shall have performed all obligations and complied with all covenants required by this Agreement to be performed or complied with by it prior to the Closing Date. In addition, Buyer shall have delivered to Seller a certificate dated the Closing Date and signed by its President and Secretary to the effect that, except as disclosed in the certificate, they do not know, and have no reasonable grounds to know, of any failure or breach of any representation, warranty or covenant made by Buyer.

     8.2    Statutory Requirements.  All statutory requirements for the valid
            ----------------------
consummation by Seller of the transactions contemplated in this Agreement shall have been fulfilled, and all authorizations, consents and approvals of all federal, state, local and foreign governmental agencies and authorities required to be obtained in order to permit the consummation by Seller of the transactions contemplated in this Agreement and to permit the business presently carried on by the Company to continue unimpaired in all material respects immediately following the Closing Date shall have been obtained.

     8.3  Payment.  At or before the Closing Date, Buyer shall pay to Seller the
          -------
Purchase Price in accordance with Section 2.2.

     8.4  Other Acquisition Documents.  Buyer shall have executed and delivered
          ---------------------------
all other Acquisition Documents.

     8.5  Closing.  The Closing shall occur on or before the Closing Date, as
          -------
such date may be mutually extended in writing by Buyer and Seller.

                                   ARTICLE 9
                            Closing and Termination
                            -----------------------

     9.1  Delivery of Certificate.   The certificate evidencing the Shares shall
          -----------------------
be tendered by Seller to Buyer's representative in Tokyo, Japan, on or before 12:00 p.m., Tokyo time on the Closing Date; provided that Buyer shall ensure that (a) such representative, at the same time as and in exchange for its receipt of such certificate, delivers to Seller (or its agent or counsel) a written receipt confirming that (i) it has duly received such certificate from Seller, (ii) it holds such certificate unless and until Seller (or its agent or counsel) can confirm the receipt of the Purchase Price in due course, and (iii) it shall not deliver or release such certificate to Buyer or any third party until Seller (or its agent or counsel) can confirm the receipt of the Purchase Price, and (b) such representative immediately notifies Buyer by fax and/or telephone of its receipt of the certificate representing the Shares, and upon receipt of such notice Buyer shall wire transfer the Purchase Price pursuant to
Section 2.2. On or before 12:00 p.m. New York time on September 2, 1998, Buyer shall provide Seller with written notice of its designation of its representative in Tokyo.

     9.2  Other Deliveries.  At or before the Closing, the parties shall make
          ----------------
all of the deliveries contemplated by Sections 7.3, 7.4, 8.3 and 8.4.

     9.3  The Closing Date.  For tax and accounting purposes, the Closing shall
          ----------------
be deemed to have occurred at one minute before midnight on the Closing Date.

     9.4  Termination of Agreement.  This Agreement shall terminate, and the
          ------------------------
parties' obligations to consummate the Closing shall terminate, at 12:00 midnight New York time on September 4, 1998, if the Closing has not occurred before such time; provided, however, that the parties may agree to extend this Agreement by executing a written agreement to do so. If this Agreement terminates pursuant to this Section 9.4, Buyer and Seller shall be released from all further obligations under this Agreement and the New Marketing Agreement; provided, however, that the existing agreements between the parties, including, without limitation, the Marketing Agreement and the Shareholders Agreement, shall remain in full force and effect.

     9.5  Prior Agreements.  Upon the Closing, all other agreements between the
          ----------------
parties, including, without limitation, the Marketing Agreement and the Shareholders Agreement, but specifically excluding the New Marketing Agreement, shall be terminated, and such agreements shall have no further legal significance between the parties and any rights any party may have enjoyed under such agreements shall be released.

                                   ARTICLE 10
    Survival of Representation, Warranties and Covenants -- Indemnification
    -----------------------------------------------------------------------

     10.1  Survival.  Each of the parties' representations, warranties,
           --------
covenants and agreements set forth in this Agreement shall survive the Closing for a period of one (1) year except as otherwise explicitly stated in this Agreement or as to any matter (a) for which a claim has been submitted in writing to Seller or Buyer prior to such date and identified as a claim for indemnification pursuant to Section 10.2 or Section 10.3, as the case may be;
(b) which is based upon fraud; (c) which is related to any Tax of any nature; or
(d) which is related to Seller's title to their shares of capital stock of the Company, for which any cause of action in favor of any party shall expire only upon the expiration of the applicable statute of limitations.

     10.2  Indemnity by Seller.  Seller shall indemnify and hold Buyer harmless
           -------------------
from and against, and shall pay to Buyer the full amount of, any actual loss, claim, damage, liability or expense (including reasonable attorneys' fees, but excluding any special, exemplary, punitive or consequential damages, or any damages other than, or in addition to, actual damages) (hereafter referred to as a "Claim") resulting to Buyer, either directly or indirectly, from: (a) any material inaccuracy in any representation or warranty, or any breach of any covenant or agreement, by Seller contained in this Agreement or in any of the other Acquisition Documents; and (b) any liability for any fee or commission owed to a broker or finder pursuant to an agreement signed by Seller with respect to the transactions contemplated by this Agreement.

     10.3  Indemnity by Buyer.  Buyer shall indemnify and hold Seller harmless
           ------------------
from and against, and shall pay to Seller the full amount of, any Claim resulting to Seller, either directly or indirectly, from: (a) any material inaccuracy in any representation or warranty, or any breach of any covenant or agreement, by Buyer contained in this Agreement or in any of the other Acquisition Documents; and (b) any liability for any fee or commission owed to a broker or finder pursuant to an agreement signed by Buyer with respect to the transactions contemplated by this Agreement.

     10.4  Remedies.  Upon the occurrence of any event for which Seller or Buyer
           --------
is entitled to indemnification under this Agreement, such party shall have all the rights and remedies in law and in equity available to it. Without limiting the foregoing, each party hereby agrees to pay promptly upon receipt of notice from Buyer or Seller, as the case may be, the amounts which either party may owe to any other party from time to time by reason of the provisions of this Agreement or otherwise.

     10.5  Limitations.  Seller's liability under this Article 10 and Buyer's
           -----------
liability under this Article 10 shall be limited to Claims incurred by the indemnified party which exceed Fifty Thousand United States Dollars (US$50,000.00) in amount for any single event giving rise to such Claim (the "Single Event Basket"), or which when aggregated with other Claims exceed One Hundred Thousand United States Dollars (US$100,000.00) (the "Aggregate Basket"). Upon an indemnified party's successful assertion of a Claim against the indemnifying party for an amount exceeding the Single Event Basket or the Aggregate Basket, as the case may be, the indemnified party shall be entitled to recover only the amount exceeding the Single Event Basket or the Aggregate Basket, as the case may be. The aggregate amount of Claims for which Seller or Buyer shall be liable pursuant to this Article 10 shall not exceed (i) with respect to Claims arising out of or relating to
Section 3.3, the Purchase Price, and (ii) with respect to all other Claims, Five Million United States Dollars (US$5,000,000.00).

                                   ARTICLE 11
                                  Arbitration
                                  -----------

     11.1  Dispute Resolution.  All controversies, disputes or claims arising
           ------------------
among the parties in connection with, or with respect to, any provision of this Agreement or any of the other Acquisition Documents, which has not been resolved within sixty (60) calendar days after either Buyer or Seller have notified the other in writing of such controversy, dispute or claim, shall be submitted for arbitration in accordance with the rules of the American Arbitration Association or any successor thereof. Arbitration shall take place at an appointed time and place in Denver, Colorado.

     11.2  Selection of Arbitrators.  Buyer and Seller each shall select one (1)
           ------------------------
arbitrator (who shall not be counsel for such party), and the two (2) so designated shall select a third arbitrator. If either Buyer or Seller shall fail to designate an arbitrator within seven (7) calendar days after arbitration is requested, or if the two (2) arbitrators shall fail to select a third arbitrator within fourteen (14) calendar days after arbitration is requested, then such arbitrator shall be selected by the American Arbitration Association or any successor thereto upon application of either party. Judgment upon any award of the majority of arbitrators shall be binding and shall be entered in a court of competent jurisdiction. The award of the arbitrators may grant any relief which might be granted by a court of general jurisdiction, including, without limitation, award of damages and/or injunctive relief, and shall assess, in addition, the cost of the arbitration, including the reasonable fees of the arbitrators and reasonable attorneys' fees and costs of all prevailing parties against all non-prevailing parties.

     11.3  Temporary Injunctive Relief.  Nothing herein contained shall bar the
           ---------------------------
right of any of the parties to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration, and the prevailing party therein shall be entitled to an award of its reasonable attorneys' fees and costs.

     11.4  Arbitration Rules.  All disputes and claims shall be determined by
           -----------------
arbitration in accordance with the International Arbitration Rules of the American Arbitration Association (the "Rules") in effect on the date hereof, except that such Rules shall be modified by this Agreement.

     11.5  Arbitration Proceedings.  All arbitral proceedings arising under, or
           -----------------------
in connection with, this Agreement shall be governed by the Federal Rules of Civil Procedure. Notwithstanding the previous sentence, the arbitrators' award shall be made no later than ninety (90) days after their appointment. Subject to the parties' right to be treated fairly, the arbitrators may shorten the periods of time otherwise applicable to the arbitral proceedings under the rules to permit the award to be made within the time limitation set forth in the previous sentence.

                                   ARTICLE 12
                                 Miscellaneous
                                 -------------

     12.1  Entire Agreement.  This Agreement, including all amendments,
           ----------------
schedules, annexes and attachments hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior understanding with respect to the subject matter hereof. No extension, change, modification, addition or termination of this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought.

     12.2  Benefit and Assignment.  This Agreement shall bind and benefit Buyer
           ----------------------
and its successors and assigns and Seller and its successors and assigns; provided, however, that no party to this Agreement shall assign its rights or obligations hereunder to any Person other than an Affiliate or a lender without the express written consent of the other parties, which consent shall not be unreasonably withheld and that Seller and Buyer shall not be released from their obligations hereunder as a result of any such assignment by such party, and the assignee shall be bound to comply with all covenants (excluding all indemnity obligations) of the assignor under this Agreement.

     12.3  Notices.  All notices under this Agreement ("Notices") shall be given
           -------
(i) by personal delivery; (ii) by facsimile transmission; (iii) by registered or certified air mail, postage prepaid, return receipt requested; or (iv) by internationally recognized overnight or other express courier services. All Notices shall be effective and shall be deemed delivered (i) if by personal delivery, on the date of delivery if delivered during normal business hours of the recipient, and if not delivered during such normal business hours, on the next Business Day following delivery; (ii) if by facsimile transmission, on the next Business Day following dispatch of such facsimile; and (iii) if by mail or courier service, on the seventh Business Day after dispatch thereof. Either Seller or Buyer may change its address by Notice to the other party.

          (a)  If to Seller:

               Mitsui Matsushima Co., Ltd.
               Mitsui Building, No. 6 2-3-16 Nihonbashi
               Muromachi Chuo-Ku
               Tokyo, Japan
               Attention:  General Manager, Fuel Department
               Telephone:  81-3-3241-6528
               Fax:  81-3-3246-1253

               With a copy to:

               Nishimura & Partners
               Ark Mori Bldg. 29F
               12-32, Akasaka 1-chome
               Minato-ku, Tokyo 107
               Japan
               Attention:  Masakazu Iwakura, Esq.
               Telephone:  81-3-5562-8500
               Fax:  81-3-5561-9711

          (b)  If to Buyer:

               AEI Resources, Inc.
               1500 North Big Run
               Ashland, Kentucky 41102
               Telephone:  (606) 928-3433
               Fax:  (606) 928-0450

               With a copy to:

               Paul E. Sullivan, Esq.
               Brown, Todd & Heyburn PLLC
               2700 Lexington Financial Center
               Lexington, Kentucky 40507
               Telephone:  (606) 231-0000
               Fax:  (606) 231-0011

     12.4  Headings.  The headings used in this Agreement have been included
           --------
solely for ease of reference and shall not be considered in the interpretation or construction of this Agreement.

     12.5  Multiple Counterparts.  This Agreement may be executed in two or more
           ---------------------
counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     12.6  Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the internal laws of the State of Colorado without referring to choice of law principles.

     12.7  Severability.  If any provision of this Agreement or its application
           ------------
shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision and of all other provisions and applications hereof shall not in any way be affected or impaired. If any court shall determine that any provision of this Agreement is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

     12.8  Attachments and Schedules.  All Annexes and Schedules to this
           -------------------------
Agreement are incorporated into this Agreement as if set out in full at the first place in this Agreement that reference is made thereto.

     12.9  Expenses.  Except as otherwise expressly provided in this Agreement,
           --------
each party to this Agreement shall pay its own costs and expenses (including, without limitation, the fees and expenses of its agents, representatives, counsel, accountants, brokers and finders) necessary to its performance of and compliance with this Agreement.

     12.10  Specific Performance.  Subject to Article 11 and Section 12.11,
            --------------------
Buyer and Seller shall be entitled to specific performance, injunctive relief and other equitable relief for breaches of the other party's covenants and agreements, and such relief may be awarded by the arbitrators pursuant to
Article 11. Therefore, it is agreed that Seller and Buyer will not, in any action to enforce this Agreement, assert that there is an adequate remedy at law for the default under which such action or proceeding is based.

     12.11  No Consequential Damages.  Except as prohibited by law, each party
            ------------------------
waives any right it may have to claim or recover any special, exemplary, punitive or consequential damages, or any damages other than, or in addition to, actual damages.

     12.12  Waiver.  No waiver or failure to insist upon strict compliance with
            ------
any obligation, condition, representation, warranty, undertaking, covenant or agreement set forth herein shall operate as a waiver of, or an estoppel with respect to, any subsequent or other failure to strictly comply, unless such waiver is set forth in writing. If any party expressly waives in writing an unsatisfied obligation, condition, representation, warranty, undertaking, covenant or agreement (or portion thereof) set forth herein, the waiving party shall thereafter be barred from recovering, and thereafter shall not seek to recover, any damages, claims, losses, liabilities or expenses, including, without limitation, legal and other expenses, from the other parties with respect to the matter or matters so waived.

     12.13  No Third-Party Beneficiary.  This Agreement is for the benefit of,
            --------------------------
and may be enforced only by, Seller and Buyer and their respective successors and permitted transferees and assignees, and is not for the benefit of, and may not be enforced by, any third party.

     12.14  Representations and Warranties, Etc.  The representations and
            ------------------------------------
warranties of each party contained herein shall not be deemed to be waived or otherwise affected by any investigation made by any other party hereto.

     IN WITNESS WHEREOF, the parties have signed several originals of this Agreement as of the date set forth above.



BUYER:                        AEI RESOURCES, INC.


                              By:
                                    --------------------------

                              Name:
                                    --------------------------

                              Title:
                                    --------------------------



SELLER:                       MITSUI MATSUSHIMA AMERICA, INC.


                              By:   /s/ Shoji Nakano, President
                                    ---------------------------
                                      Shoji Nakano, President


HOLDCO:                       AEI HOLDING COMPANY, INC.


                              By:
                                    --------------------------

                              Name:
                                    --------------------------

                              Title:
                                    --------------------------



MITSUI:                       MITSUI MATSUSHIMA CO., LTD.


                              By:
                                    --------------------------

                              Name:
                                    --------------------------

                              Title:
                                    --------------------------

                              BOWIE RESOURCES, LIMITED,
                              a Colorado corporation


                              By:
                                    --------------------------

                              Name:
                                    --------------------------

                              Title:
                                    --------------------------